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                                                                 Exhibit 10.03


                              SECOND AMENDMENT TO
                              AMENDED AND RESTATED
                        EDUCATION MANAGEMENT CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN

     Pursuant to Section 12.01 of the Education Management Employee Stock Ownership Plan, as amended and restated effective January 1, 1989 (the "Plan"), the Plan is hereby amended as follows, effective as of August 9, 1996:

     1. Section 5.02 of the Plan is hereby amended by adding the following at the end thereof:

     Notwithstanding the foregoing, the purchases of Class B Common Stock of the Company, par value $0.0001 per share, by the Trust from certain of the Company's stockholders on August 9, 1996 shall be made by in the discretion of the Trustee without direction from the Committee and shall be made at a price or at prices which, in the judgment of the Trustee, do not exceed the fair market value of such Class B Common Stock, determined in accordance with the foregoing provisions of this Section 5.02.

     2. The first sentence of Section 5.03 of the Plan is hereby amended by adding the following at the end thereof:

     ; provided, however, that the redemption of Series A 10.19% Convertible Preferred Stock of the Company, par value $0.0001 per share, by the Company from the Trust on August 9, 1996, shall be made without direction from the Committee and shall be made solely in the judgment of the Trustee.

     EXECUTION OF SECOND AMENDMENT TO THE PLAN

     To record the adoption of this Second Amendment to the Plan, the Company has caused its appropriate officers to affix the Company's corporate name and seal hereto this 9th day of August 1996.


                                     EDUCATION MANAGEMENT
                                     CORPORATION

                                     By: /s/ ROBERT T. MCDOWELL
                                         ----------------------------

                                     Title: Senior Vice President & CFO
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